Exhibit 99.1
CapitalSource Announces Senior Secured Note Offering
CHEVY CHASE, Md., July 10 /PRNewswire-FirstCall/ — CapitalSource Inc. (NYSE: CSE) today announced its intention to offer $300 million in aggregate principal amount of senior secured notes due 2014 (the “Notes”). The Notes will be senior, secured obligations guaranteed by CapitalSource Finance LLC, and will be secured by certain collateral of the Company on a pari passu basis with its senior secured bank facility (the “Facility”). Proceeds will be used to make a $300 million payment required under the terms of the recently announced Facility amendments in order to satisfy the condition to extend the Facility maturity.
The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related subsidiary guarantee have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the offered Notes, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About CapitalSource
CapitalSource Inc. (NYSE: CSE) is a commercial lender that provides financial products to middle market businesses and offers depository products and services in southern and central California through its wholly owned subsidiary CapitalSource Bank. As of March 31, 2009, CapitalSource had total commercial assets of $11.4 billion and $4.7 billion in deposits. The Company is headquartered in Chevy Chase, MD. Visit www.capitalsource.com for more information.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations and statements about our syndicated bank facility, our liquidity and operations, and our intentions with respect to raising capital and making payments under the syndicated bank facility and other debt, all of which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “expect,” “estimate,” “plan,” “goal,” “will,” “outlook,” “continue,” “look forward,” “should,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from those that are anticipated. Actual results, performance, actions or achievements could differ materially from those contained or implied by such statements for a variety of factors, including without limitation, those described in the CapitalSource 2008 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Contact: Investor Relations, Dennis Oakes, Senior Vice President Investor Relations, +1-212-321-7212, doakes@capitalsource.com; Media Relations, Michael Weiss, Director of Communications, +1-301-841-2918, mweiss@capitalsource.com, both of CapitalSource Inc.